Exhibit 99.1

DRS Technologies, Inc. and Subsidiaries
Reclassified Segment Data for Previous Periods (Unaudited)
($ in Millions)

			Three Months Ended
	Fiscal Year Ended March 31,		June 30,		September 30,
	2005	2006	2005	2006	2005	2006
Revenues
C4I Segment[1]	$975.1	$1,123.1	$256.4	$270.3	$263.6	$273.4
RSTA Segment[2]	333.5	444.4	82.1	116.6	98.3	146.7
TS Segment[3]	—	98.6	—	156.8	—	193.6
SS Segment[4]	—	69.4	—	86.6	—	97.8
Other	—	—	—	—	—	—
Consolidated	$1,308.6	$1,735.5	$338.5	$630.3	$361.9	$711.5

Operating Income
C4I Segment	$96.6	$125.9	$26.5	$27.7	$26.7	$32.7
RSTA Segment	46.8	54.5	8.8	13.0	14.1	12.8
TS Segment	—	6.8	—	13.3	—	11.9
SS Segment	—	8.3	—	11.4	—	13.2
Other	(0.3)	(2.8)	(0.2)	(0.4)	(2.2)	1.3
Consolidated	$143.1	$192.7	$35.1	$65.0	$38.6	$71.9

Bookings
C4I Segment	$992.4	$1,240.8	$353.1	$345.4	$323.7	$312.3
RSTA Segment	440.6	745.5	167.4	157.0	274.3	205.6
TS Segment	—	79.0	—	196.9	—	276.7
SS Segment	—	107.6	—	82.8	—	120.6
Other	—	—	—	—	—	—
Consolidated	$1,433.0	$2,172.9	$520.5	$782.1	$598.0	$915.2

Backlog
C4I Segment	$882.9	$1,006.5	$986.4	$1,076.5	$1,048.9	$1,093.3
RSTA Segment	431.9	713.6	512.0	752.9	683.1	799.3
TS Segment	—	297.7	—	352.9	—	435.9
SS Segment	—	378.3	—	378.1	—	401.3
Other	—	—	—	—	—	—
Consolidated	$1,314.8	$2,396.1	$1,498.4	$2,560.4	$1,732.0	$2,729.8

1 Command, Control, Communications, Computers & Intelligence Segment

2 Reconnaissance, Surveillance & Target Acquisition Segment

3 Technical Services Segment

4 Sustainment Systems Segment